UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2011

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1930 West Bluemound Road, Suite D, Waukesha, Wisconsin		53186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Registrant is pleased to announce the promotion of Mr. Paul C. Melnick to the position of Executive Vice President & Chief Credit Officer of CIB Marine Bancshares, Inc. and its banking subsidiary, CIBM Bank, to replace Mr. Charles J. Ponicki. Mr. Ponicki continues to serve as President and CEO of CIB Marine and CIBM Bank.

Mr. Melnick, 55, has served as SVP & Senior Credit Officer of CIB Marine and CIBM Bank since May 2010, and as SVP & Market Manager for CIBM Bank and Marine Bank (a wholly owned banking subsidiary of CIB Marine that merged into CIBM Bank in June 2009) since 2007. From 2005 to 2007, Mr. Melnick served as SVP & Senior Lending Officer of Marine Bank. Mr. Melnick's base salary was not increased in connection with his promotion.

Item 8.01 Other Events.

On August 18, 2011, the Registrant issued a press release announcing Mr. Melnick's promotion. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press release issued August 18, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

August 19, 2011	By:	Charles J. Ponicki

Name: Charles J. Ponicki
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued August 18, 2011.